                                                                   EXHIBIT 10.20

                       DISTRIBUTION AND LICENSE AGREEMENT

   This Software Distribution License Agreement ("License Agreement") is made effective as of April 9, 2001 ("Effective Date"), and is made by and between:

   Kana Communications, Inc., a Delaware corporation ("Kana") and Broadbase Software, Inc., a Delaware corporation ("Broadbase").

   WHEREAS the parties wish to enter into a License Agreement to permit each of the parties to distribute and otherwise exploit the Licensed Products of the other (as hereinafter defined), the parties agree as follows:

   1. Definitions. As used in this License Agreement, the following terms shall have the following meanings:

   "Broadbase Products" means all software owned by Broadbase, and such software, products and services offered to third parties by Broadbase as of the Effective Date, and any Updates or Upgrades to such software, products and services, and new software, products and services offered for sale by Broadbase, and all documentation associated therewith.

   "Broadbase Trademarks" means all trademarks and service marks registered to Broadbase and all trademarks and service marks for which Broadbase has applied for registration.

   "Derivative Work" means any modification, translation, port, adaptation, extension, improvement, compilation, abridgment or other form in which the Licensor's Licensed Products may be recast, transformed or adapted for use, including but not limited to any form which would infringe any copyright to the Licensor's Licensed Products but for the license granted herein.

   "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, ideas and information, designs, formulas, algorithms, processes, schematics, technology, technical data, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and

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inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

   "Kana Products" means all software owned by Kana, and such software, products and services offered to third parties by Kana as of the Effective Date, and any Updates or Upgrades to such software, products and services, and new software, products and services offered for sale by Kana during the term of this License Agreement, and all documentation associated therewith.

   "Kana Trademarks" means all trademarks and service marks registered to Kana and all trademarks and service marks for which Kana has applied for registration.

   "Licensed Products" means the Broadbase Products and the Kana Products, as the context requires.

   "Licensed Trademarks" means the Broadbase Trademarks and the Kana Trademarks, as the context requires.

   "Merger Agreement" means the Agreement and Plan of Merger entered into as of April 9, 2001, among Kana, Arrow Acquisition Corporation, and Broadbase.

   "Net Revenue" means each of Broadbase and Kana's invoiced license fees for the other's Licensed Products less actual returns and applicable taxes or similar charges imposed by governmental authorities.

   "Updates" means bug fixes, modifications, variations, or enhancements made to the Licensor's Licensed Products without a significant change in the functionality of the Licensor's Licensed Products, the packaging (other than to indicate a change in the version number to the right of the decimal point).

   "Upgrades" means new releases and versions of the Licensor's Licensed Products that include significant changes to functionality, new functionality, new packaging or a change in the version number to the left of the decimal point.

   2. Object Code License. Subject to the terms of this License Agreement, each party (the "Licensor") hereby grants to the other (the "Licensee"), a world-wide, nontransferable, nonexclusive, royalty-bearing license under all the Licensor's Intellectual Property to use, copy, distribute, display and perform the Licensor's Licensed Products, including but not limited to the right to sublicense the Licensor's Licensed Products to the Licensee's affiliates, or sublicense or distribute the Licensor's Licensed Products through multiple layers of distribution on a stand-alone basis or as integrated or bundled with their own products or technology or the products or technology of others. Each Licensee may sublicense the Licensor's Licensed Products by permitting bona fide distributors and resellers to sell user licenses for the Licensor's Licensed Products, by permitting duplication and distribution of the Licensor's Licensed Products by OEMs, and by permitting users to duplicate the Licensor's Licensed Products in connection with

                                       2

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site licenses and similar transactions, provided that each sublicense is made only pursuant to a valid sublicense agreement that provides substantially similar protections to Licensor as Licensor's standard license agreement. Each Licensee shall consult in advance with its respective Licensor in the event that it wishes to enter into site licenses, OEM License Agreements or other arrangements or license agreements that provide for unlimited numbers of seats of the Licensor's Licensed Products to be distributed or sold for a single price or otherwise allow any third party to create copies of the Licensor's Licensed Products, and shall not enter into any such arrangements without the Licensor's concurrence, which concurrence will not be unreasonably withheld or delayed. Failure to object to any request for concurrence for such arrangement within ten
(10) business days of such request shall be deemed concurrence. Licensee may modify and may authorize its licensees to modify the documentation for the Licensor's Licensed Products and distribute such modified documentation with the Licensor's Licensed Products, provided that each party or its licensees must retain all the other party's copyright, trademark and similar notices in such documentation, provided that notwithstanding the terms of this Agreement, Licensor shall have no liability to Licensee or any third party with respect to any such modified documentation. 3. Delivery. Within five (5) days of the Effective Date, the Licensor shall deliver to the Licensee, in a form or medium agreed by the parties, a reproducible form of the master versions of the then current version of the Licensor's Licensed Products.

   4. Source Code License. Each Licensor shall place the source code for the Licensor's Licensed Products in escrow with such escrow agent as agreed by the parties, pursuant to the terms of an escrow agreement, a form of which is attached as Exhibit A. A party's source code shall be released from escrow (the "Releasing Party") to the other party (the "Beneficiary") upon the occurrence of one of the following release conditions with respect to the Releasing Party:

   (i) if the Releasing Party:

    (a) becomes the debtor in a voluntary petition under the United States Bankruptcy Code;

    (b) commences any proceeding for relief from or adjustment of its debts (including without limitation by consenting to or otherwise permitting the entry of an order for relief in an involuntary case under the United States Bankruptcy Code);

    (c) requests, consents to or permits the appointment of a receiver for all or substantially all of its assets; or

    (d) files any court proceeding seeking its liquidation and the winding up of its affairs;

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   (ii) if the Releasing Party:

    (a) becomes the alleged debtor in an involuntary petition under the United States Bankruptcy Code if such petition or proceeding is not dismissed within ninety (90) days of filing;

    (b) has filed against it any involuntary proceeding for relief from or adjustment of its debts, or requesting the appointment of a receiver for all or substantially all of its assets; or

    (c) becomes the subject of any involuntary proceeding for the liquidation of the party and the winding up of its affairs if such petition or proceeding, in each case, is not dismissed within ninety
      (90) days of filing;

   (iii) if the Releasing Party makes a general assignment for the benefit of its creditors, or enters into a composition of creditors; or

   (iv) if the Releasing Party adopts necessary board and, if required, stockholder resolutions for dissolution, liquidation and winding up of its affairs.

   (v) if the Releasing Party ceases to operate or do business, without there being a successor; or

   (vi) if the Releasing Party fails to provide maintenance or support of its Licensed Products in accordance with the standard terms and conditions for such support, where such failure renders the Licensed Products materially unusable causing a substantial adverse impact to the business of the Beneficiary and which failure is not cured within forty-five (45) days of written notice from the Beneficiary of such failure.

   Subject to the terms of this License Agreement, the Licensor hereby grants to the Licensee, a world-wide, nontransferable, nonexclusive, royalty-free license under all Intellectual Property to use, modify, or copy the source code for Licensor's Licensed Products, create Derivative Works and improvements from the source code for the Licensor's Licensed Products, and/or distribute such Derivative Works in object code form.

   5. Restrictions. Each Licensee agrees that under no circumstance shall it, or shall it cause or permit any third party to, (a) distribute or allow others to distribute the Licensor's Licensed Products except as contemplated by this License Agreement, (b) reproduce, modify or copy the Licensor's Licensed Products and associated documentation except as contemplated by this License Agreement, or as permitted by the Licensor in writing, or (c) reverse assemble, reverse compile or reverse engineer the Licensor's Licensed Products, or otherwise attempt to discover any of the Licensor's Licensed Products source code or underlying Confidential Information, except as contemplated in Section 4 of this License Agreement. The parties reserve all rights not expressly granted in this License Agreement.

   6. Ownership of Licensed Products and Derivative Works. As between the parties, title to and ownership of the Licensor's Licensed Products, and all Intellectual Property therein, any accompanying printed materials and all copies and portions thereof shall be and at all times remain in the Licensor. As between the parties, title to and ownership of the Derivative Works of the Licensor's Licensed Products created by or on behalf of the Licensee, and all Intellectual Property therein, any accompanying printed materials and all copies and portions thereof shall be and at all times remain in the Licensee creating such Derivative Works, subject to the Licensor's rights to the Licensor's Licensed Products. Notwithstanding the foregoing, nothing herein shall restrict Licensor's rights with respect to such Derivative Works to the extent that they are retained in the memory of Licensor's employees or agents.

   7. Trademark License. Subject to the terms of this Agreement, each Licensor hereby grants to the Licensee a world-wide, nontransferable, nonexclusive, royalty-free license to use, copy, distribute and display the Licensor's Licensed Trademarks, including the right to sublicense the use of such trademarks through the multiple layers of distribution, solely in connection with the licensing or other distribution of the Licensor's Licensed Products, and in accordance with the Licensor's trademark usage guidelines provided to the Licensee from time to time.

   8. Updates and Upgrades. At no cost to either party, other than as provided in Section 9, each Licensor shall provide the Licensee with all Updates and Upgrades as soon as such Updates and Upgrades are made generally available.

   9. Maintenance and Support. Each Licensor shall provide to the Licensee all maintenance and support related to the Licensor's Licensed Products that is offered to others on terms consistent with those generally offered to any other person with respect to such maintenance and support.

   10. Royalties. Each Licensee shall pay to the Licensor royalties equal to ten percent (10%) of Net Revenue from the distribution or other commercial exploitation of the Licensor's Licensed Products on a stand-alone basis, and to the extent that the Licensor's Licensed Products are bundled with the Licensee's own products, Licensee shall pay to Licensor royalties equal to ten percent (10%) of that portion of the Net Revenue for such bundled product that is reasonably attributable to the Licensor's Licensed Products. No royalties shall be payable with respect to Licensed Products that are used internally by the Licensee or Beneficiary or its affiliates for non-revenue generating activities, or made available to third parties for evaluation or promotional purposes, provided that any such evaluation or promotional use shall not be for a period more than thirty (30) days without Licensor's prior written consent. Royalties payable pursuant to this Section 10 shall be calculated and paid, on a quarterly basis, not more than thirty (30) days after the last day of the fiscal quarter in which the Net Revenue giving rise to such royalties are recognized.

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   11. Audit. Each party shall deliver to the other along with its payment of royalties due for each quarter, a written report showing, in detail, its calculation of royalties payable with respect to such quarter. Each party shall keep, maintain and preserve for at least two (2) years following the quarter in which the Net Revenue giving rise to royalties is recognized by such party, accurate records relating to such royalties. Such records shall be Confidential Information, but shall be available for inspection and audit as provided herein. Each party shall have the right no more than once per calendar year to have an independent public accountant, reasonably acceptable to the other, examine the other party's relevant books, records and accounts for the purpose of verifying the accuracy of payments made as required under this License Agreement. Each party acknowledges and agrees that such accountant shall not have access to the books, records, and accounts relating to other products or services except as such books, records and accounts also directly relate to the payments due hereunder. Each audit will be conducted at the audited party's place of business, or other place agreed to by the parties, during the audited party's normal business hours and with at least five (5) business days prior written notice. Each party shall pay the fees and expenses of its auditor for the examination; provided that should any examination disclose a greater than five percent (5%) shortfall in the payments due for the period being audited, the audited party shall pay the reasonable fees and expenses of the auditor for that examination.

   12. Confidentiality.

   a. Each party ("Receiving Party") agrees to keep confidential and not disclose or use except as contemplated by this License Agreement, confidential information related to the other party's ("Disclosing Party") technology or business that is provided to the Receiving Party in connection with this License Agreement, the source code of any Kana Products and any other information received from the Disclosing Party that is stamped or marked as Confidential by the Disclosing Party, including without limitation, any information disclosed orally that the Disclosing Party identifies as confidential by written notice to the Receiving Party within thirty (30) days of such disclosure, or information that would reasonably be expected to be confidential from its context ("Confidential Information").

   b. "Confidential Information" shall not include information the Receiving Party can document (a) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent or employee) enters the public domain, or (b) was rightfully in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to the Receiving Party by another person without restriction, or (d) was independently developed by the Receiving Party by persons without access to such information and without use of any Confidential Information of the Disclosing Party.

   c. Each party, with prior written notice to the Disclosing Party, may disclose such Confidential Information required to be disclosed to a governmental entity or agency, or pursuant to the lawful requirement or order of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

   d. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 12 will constitute a material breach of this License Agreement.

   13. Limited Warranty and Disclaimer. Each Licensor warrants that, for a period of ninety (90) days from the date of delivery of the Licensor Licensed Products, (a) the Licensor's Licensed Products shall perform substantially in accordance with the documentation therefor, and (b) the media upon which the Licensor's Licensed Products are provided to the Licensee shall be free from defects in material and workmanship under normal use. This warranty covers only problems reported to the Licensor during the warranty period. WARRANTY
DISCLAIMER: EXCEPT AS EXPRESSLY STATED HEREIN, EACH LICENSOR'S LICENSED PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF PERFORMANCE OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. EACH LICENSEE BEARS ALL RISK RELATING TO QUALITY AND PERFORMANCE OF THE LICENSOR'S LICENSED PRODUCTS. The performance of each Licensor's Licensed Products varies with various manufacturers' equipment with which it is used. Each Licensor does not warrant that the Licensor's Licensed Products or the functions contained in the Licensor's Licensed Products will meet the Licensee's requirements, operate without interruption or be error free. The exclusive remedy for breach by each Licensor of its limited warranty set forth above shall be replacement of any defective Licensor's Licensed Product or medium upon its return to the Licensor within the warranty period.

   14. Limitation of Remedies and Damages. EXCEPT FOR BREACHES OF SECTION 12 PERTAINING TO CONFIDENTIALITY AND THE INDEMNITY OBLIGATIONS IN SECTION 15, NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS LICENSE AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY (A) FOR LOSS OR INACCURACY OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, OR (B) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO LOSS OF REVENUES, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OR INACCURACY OF DATA OR COST OF

                                       7

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PROCUREMENT OF SUBSTITUTE GOODS, ARISING OUT OF THE USE OF OR INABILITY TO USE
THE LICENSED PRODUCTS, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BREACHES OF SECTION 12 PERTAINING TO CONFIDENTIALITY AND INDEMNITY OBLIGATIONS IN SECTION 15, IN NO EVENT WILL A PARTY'S LIABILITY EXCEED THE TOTAL ROYALTIES PAID BY THE PARTIES PURSUANT TO THIS AGREEMENT. NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY MATTER BEYOND ITS REASONABLE CONTROL. Because some jurisdictions do not allow the exclusion or limitation of liability of consequential or incidental damages, the above limitation may not apply.

   15. Indemnity.

   a. Each party (the "Indemnifying Party") shall defend, indemnify and save harmless the other, their respective affiliates, directors, officers, employees, agents and independent contractors (the Indemnified Parties") from any and all claims, costs, damages, and expenses (including but not limited to reasonable attorney's fees) incurred by the Indemnified Parties that are attributable to any claim, demand or cause of action asserting that any Indemnifying Party's Licensed Product infringes any U.S. patent, copyright, trademark or trade secret, provided that the Indemnified Parties tender sole control of the defense and settlement of such claim to the Indemnifying Party and reasonably cooperates in the defense thereof, provided that the Licensor shall have no obligation hereunder to the extent that any such claim, cost, damage or expense is based upon Licensee's use of a modified or superseded Licensed Product.

   b. In the event of an occurrence of a Release Condition, and Beneficiary's creation of any Derivative Works pursuant to the license granted in Section 4, the Beneficiary shall defend, indemnify and save harmless the Releasing Party, its affiliates, and their respective directors, officers, employees, agents and independent contractors from any and all claims, costs, damages, and expenses (including but not limited to reasonable attorney's fees) incurred by the Releasing Party that are attributable to any claim, demand or cause of action asserting that any Derivative Work created by the Beneficiary pursuant to the license granted in Section 4 infringes any U.S. patent, copyright, trademark or trade secret, provided that the Releasing Party tenders sole control of the defense and settlement of such claim to the Beneficiary and reasonably cooperates in the defense thereof.

   16. Termination. This License Agreement shall continue in effect for five
(5) years from the Effective Date ("Initial Term"), and shall renew automatically for additional one year terms ("Renewal Term") unless either party provides the other party with notice of termination of the Agreement at least sixty (60) days prior to the end of the applicable Initial Term or Renewal Term. A party not in default under this Agreement may terminate this Agreement upon a material breach of this Agreement by the other party that is not cured within thirty (30) days of the breaching party's receipt of notice of such breach.

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   17. Nonassignability. Unless otherwise provided in this License Agreement, neither the rights nor the obligations arising under this License Agreement are assignable or transferable by either party without the other party's prior written consent, and any such attempted assignment or transfer shall be deemed an uncurable breach, permitting the non-breaching party to immediately terminate the licenses and rights granted to the breaching party hereunder. For the purposes of this Section 17, any change of control of a party shall be deemed an assignment by such party.

   18. Execution of License Agreement, Controlling Law, Attorneys' Fee. This License Agreement shall become effective as of the Effective Date and only upon its execution by both Kana and Broadbase. This License Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof and without regard to the United Nations Convention on the International Sales of Goods. In any action to enforce this License Agreement the prevailing party will be entitled to costs and attorneys' fees.

   19. Equitable Relief. The parties acknowledges and agrees that due to the unique nature of Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and, therefore, that upon any such breach or threat thereof, the Disclosing Party shall be entitled to seek injunctions and other appropriate equitable relief, in addition to whatever remedies it may have at law.

   20. Notice. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been effectively given: (i) immediately upon personal delivery or facsimile transmission to the parties to be notified, (ii) one (1) day after deposit with a commercial overnight courier with tracking capabilities, or (iii) three (3) days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid to the respective addresses of the parties as set forth above.

   21. Waiver. The waiver by either party of a breach of this License Agreement or any right hereunder shall not constitute a waiver of any subsequent breach of this License Agreement; nor shall any delay by either party to exercise any right under this License Agreement operate as a waiver of any such right. If any provision of this License Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this License Agreement shall otherwise remain in full force and effect and enforceable.

   22. Basis of Bargain. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS LICENSE AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS LICENSE AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE

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CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS LICENSE AGREEMENT AND IN THE
DECISION BY EACH PARTY TO ENTER INTO THIS LICENSE AGREEMENT.

   23. Entire License Agreement. This License Agreement constitutes the entire License Agreement between the parties hereto related to the subject matter hereof. Any modifications of this License Agreement must be in writing and signed by both parties hereto.

   24. Independent Contractors. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

   25. Survival. Sections 5, 6, 10, 11, 12, 14, 13, 15, 18, 19, 20, 21, 22, 23,
24, and 25 shall survive any termination or expiration of this License
Agreement.

   26. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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

   IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the Effective Date.

KANA COMMUNICATIONS, INC.                 BROADBASE SOFTWARE, INC.

/s/ James C. Wood                         /s/ Chuck Bay
-------------------------------------     -------------------------------------
By                                        By

James C. Wood                             Chuck Bay
_____________________________________     _____________________________________
Name (Print)                              Name (Print)

Chief Executive Officer                   Chief Executive Officer
_____________________________________     _____________________________________
Title                                     Title

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

                                                                       EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                    COMPREHENSIVE PREFERRED ESCROW AGREEMENT

                                 Account Number

   This Agreement is effective                   , 2001 among
("Escrow Agent"),           ("Depositor") and            ("Preferred
Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

   A. Depositor and Preferred Beneficiary have entered or will enter into a distribution and license agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the License Agreement").

   B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

   C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

   D. Depositor and Preferred Beneficiary desire to establish an escrow with Escrow Agent to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

   E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States Bankruptcy Code, Section 365(n).

                              ARTICLE 1--DEPOSITS

   1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to Escrow Agent the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with Escrow Agent, then such materials will be identified on an Exhibit B1. If Exhibit B1 is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. Escrow Agent shall have no obligation with respect to the preparation, signing or delivery of Exhibit B1.

   1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to Escrow Agent, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B2 to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The

Exhibit B2 must be signed by Depositor and delivered to Escrow Agent with the Deposit Materials. Unless and until Depositor makes the initial deposit with Escrow Agent, Escrow Agent shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

   1.3 Deposit Inspection. When Escrow Agent receives the Deposit Materials and the Exhibit B2, Escrow Agent will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B2. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

   1.4 Acceptance of Deposit. At completion of the deposit inspection, if Escrow Agent determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B2, Escrow Agent will date and sign the Exhibit B2 and mail a copy thereof to Depositor and Preferred Beneficiary. If Escrow Agent determines that the labeling does not match the item descriptions or quantity on the Exhibit B2, Escrow Agent will (a) note the discrepancies in writing on the Exhibit B2; (b) date and sign the Exhibit B2 with the exceptions noted; and (c) mail a copy of the Exhibit B2 to Depositor and Preferred Beneficiary. Escrow Agent's acceptance of the deposit occurs upon the signing of the Exhibit B2 by Escrow Agent. Delivery of the signed Exhibit B2 to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by Escrow Agent.

   1.5 Depositor's Representations. Depositor represents as follows:

  a. Depositor lawfully possesses all of the Deposit Materials deposited with Escrow Agent;

  b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to Escrow Agent and Preferred Beneficiary the rights as provided in this Agreement;

  c. The Deposit Materials are not subject to any lien or other encumbrance;

  d. The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit B1, as the case may be; and

  e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

   1.6 Verification. Escrow Agent shall perform a Level I verification of the Deposit Materials upon the initial deposit and for each update. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. A Level I verification is defined as follows: Escrow Agent will cause a technically qualified Escrow Agent employee to evaluate the Deposit Materials in order to identify (a) the hardware and software configurations reasonably necessary to maintain the Deposit Materials; (b) the hardware and software configurations reasonably necessary to compile the Deposit Materials; and (c) the compilation instructions. Escrow Agent will then prepare and deliver to Depositor and Preferred Beneficiary a report describing the information so identified. It shall be the responsibility of the Depositor, and not Escrow Agent, to ensure that the Deposit Materials contain the information so identified in Escrow Agent's report, as well as any other information that may be required in the License Agreement.

   Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause higher levels of verification of any Deposit Materials. Preferred Beneficiary shall notify Depositor and Escrow Agent of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. If a verification is elected after the Deposit Materials have been delivered to Escrow Agent, then only Escrow Agent, or at Escrow Agent's election an independent person or company selected and supervised by Escrow Agent, may perform the verification.

   1.7 Deposit Updates. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within 10 days of each release of a new version of the product which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B2 and the new Exhibit B2 shall be signed by Depositor. Each Exhibit B2 will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B2. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

   Escrow Agent shall notify Depositor in writing semi-annually of Depositor's obligation to make updated deposits. Within 30 days of receipt of each such notice, Depositor shall certify in writing to Escrow Agent that (a) it has made the updated deposits as required in the immediately preceding paragraph; or (b) there has not been a release of a new version of the product since the last deposit. After the 30 days, Escrow Agent shall notify Preferred Beneficiary that Escrow Agent has received (a) an updated deposit from Depositor; (b) a statement from Depositor advising there has not been a release of a new version of the product since the last deposit; or (c) no response from Depositor. Unlimited deposit updates and two storage units are included in the fees for this Agreement.

   1.8 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

                 ARTICLE 2--CONFIDENTIALITY AND RECORD KEEPING

   2.1 Confidentiality. Escrow Agent shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of Escrow Agent. Escrow Agent shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, Escrow Agent shall not disclose, transfer, make available, or use the Deposit Materials. Escrow Agent shall not disclose the content of this Agreement to any third party. If Escrow Agent receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, Escrow Agent will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that Escrow Agent does not waive its rights to present its position with respect to any such order. Escrow Agent will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

   2.2 Status Reports. Escrow Agent will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. Escrow Agent may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

   2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of Escrow Agent pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                   ARTICLE 3--GRANT OF RIGHTS TO ESCROW AGENT

   3.1 Title to Media. Depositor hereby transfers to Escrow Agent the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

   3.2 Right to Make Copies. Escrow Agent shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. Escrow Agent shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by Escrow Agent. With all Deposit Materials submitted to Escrow Agent, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

   3.3 Right to Transfer Upon Release. Depositor hereby grants to Escrow Agent the right to transfer the Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section 4.5. Except upon such a release or as otherwise provided in this Agreement, Escrow Agent shall not transfer the Deposit Materials.

                         ARTICLE 4--RELEASE OF DEPOSIT

   Escrow Agent shall release the Deposit Materials in accordance with the procedures set forth in this agreement on the occurrence on any one of the following:

   (i) if the Releasing Party:

    (a) becomes the debtor in a voluntary petition under the United States Bankruptcy Code;

    (b) commences any proceeding for relief from or adjustment of its debts (including without limitation by consenting to or otherwise permitting the entry of an order for relief in an involuntary case under the United States Bankruptcy Code);

    (c) requests, consents to or permits the appointment of a receiver for all or substantially all of its assets; or

    (d) files any court proceeding seeking its liquidation and the winding up of its affairs;

   (ii) if the Releasing Party:

    (a) becomes the alleged debtor in an involuntary petition under the United States Bankruptcy Code if such petition or proceeding is not dismissed within ninety (90) days of filing;

    (b) has filed against it any involuntary proceeding for relief from or adjustment of its debts, or requesting the appointment of a receiver for all or substantially all of its assets; or

    (c) becomes the subject of any involuntary proceeding for the liquidation of the party and the winding up of its affairs if such petition or proceeding, in each case, is not dismissed within ninety
      (90) days of filing;

   (iii) if the Releasing Party makes a general assignment for the benefit of its creditors, or enters into a composition of creditors; or

   (iv) if the Releasing Party adopts necessary board and, if required, stockholder resolutions for dissolution, liquidation and winding up of its affairs.

   (v) if the Releasing Party ceases to operate or do business, without there being a successor; or

   (vi) if the Releasing Party fails to provide maintenance or support of its Licensed Products in accordance with the standard terms and conditions for such support, where such failure renders the Licensed Products materially unusable causing a substantial adverse impact to the business of the Beneficiary and which failure is not cured within forty-five (45) days of written notice from the Beneficiary of such failure (collectively, "Release Conditions").

   4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to Escrow Agent written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, Escrow Agent shall provide a copy of the notice to Depositor by commercial express mail.

   4.3 Contrary Instructions. From the date Escrow Agent mails the notice requesting release of the Deposit Materials, Depositor shall have five business days to deliver to Escrow Agent contrary instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, Escrow Agent shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, Escrow Agent shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, Escrow Agent will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

   4.4 Release of Deposit. If Escrow Agent does not receive Contrary Instructions from the Depositor, Escrow Agent is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, Escrow Agent is entitled to receive any fees due Escrow Agent before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by Escrow Agent.

   4.5 Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this
Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of exercising its rights pursuant to the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

                        ARTICLE 5--TERM AND TERMINATION

   5.1 Term of Agreement. The initial term of this Agreement is for a period of years from the effective date of the License Agreement. Thereafter, this
Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct Escrow Agent in writing that the Agreement is terminated; or
(b) the Agreement is terminated by Escrow Agent for nonpayment in accordance with Section 5.2.

   5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to Escrow Agent, Escrow Agent shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received in full by Escrow Agent within one month of the date of such notice, then Escrow Agent shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. Escrow Agent shall have no obligation to take any action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

   5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement, Escrow Agent shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, Escrow Agent may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. Escrow Agent shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with Escrow Agent.

   5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

  a. Depositor's Representations (Section 1.5);

  b. The obligations of confidentiality with respect to the Deposit
    Materials;

  c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

  d. The obligation to pay Escrow Agent any fees and expenses due;

  e. The provisions of Article 7; and

  f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

                         ARTICLE 6--ESCROW AGENT'S FEES

   6.1 Fee Schedule. Escrow Agent is entitled to be paid its standard fees and expenses applicable to the services provided. Escrow Agent shall notify the party responsible for payment of Escrow Agent's fees at least 60 days prior to any increase in fees. For any service not listed on Escrow Agent's standard fee schedule, Escrow Agent will provide a quote prior to rendering the service, if requested.

   6.2 Payment Terms. Escrow Agent shall not be required to perform any service unless the payment for such service and any outstanding balances owed to Escrow Agent are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, Escrow Agent may terminate this Agreement in accordance with Section
5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

                       ARTICLE 7--LIABILITY AND DISPUTES

   7.1 Right to Rely on Instructions. Escrow Agent may act in reliance upon any instruction, instrument, or signature reasonably believed by Escrow Agent to be genuine. Escrow Agent may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Escrow Agent will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Escrow Agent shall not be responsible for failure to act as a result of causes beyond the reasonable control of Escrow Agent.

   7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by Escrow Agent relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of Escrow Agent.

   7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if Escrow Agent is a party to the arbitration, Escrow Agent shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Santa Clara County, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

   7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

   7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct Escrow Agent to take, or refrain from taking any action, that party shall:

  a. Give Escrow Agent at least two business days' prior notice of the hearing;

  b. Include in any such order that, as a precondition to Escrow Agent's obligation, Escrow Agent be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

  c. Ensure that Escrow Agent not be required to deliver the original (as opposed to a copy) of the Deposit Materials if Escrow Agent may need to retain the original in its possession to fulfill any of its other duties.

                         ARTICLE 8--GENERAL PROVISIONS

   8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. Escrow Agent is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such Webpay Agreements. Escrow Agent's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit B1 need not be signed by Escrow Agent, Exhibit B2 need not be signed by Preferred Beneficiary and Exhibit B3 need not be signed.

   8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit B3. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

   8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

   8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, Escrow Agent shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred

Beneficiary unless Escrow Agent receives clear, authoritative and conclusive written evidence of the change of parties.

   8.5 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.


_____________________________________     _____________________________________
Depositor                                 Preferred Beneficiary

By: _________________________________     By: _________________________________

Name: _______________________________     Name: _______________________________

Title: ______________________________     Title: ______________________________

Date: _______________________________     Date: _______________________________

                     Escrow Agent

                     By: _________________________________

                     Name: _______________________________

                     Title: ______________________________

                     Date: _______________________________

                                                                      EXHIBIT B1

                           MATERIALS TO BE DEPOSITED

                                 Account Number

   Depositor represents to Preferred Beneficiary that Deposit Materials delivered to Escrow Agent shall consist of the following:


-------------------------------------   ----------------------------------------
Depositor                                 Preferred Beneficiary

By: _________________________________     By: _________________________________

Name: _______________________________     Name: _______________________________

Title: ______________________________     Title: ______________________________

Date: _______________________________     Date: _______________________________

                                                                      EXHIBIT B2

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name _________________________________________________________

Account Number _________________________________________________________________

Product Name __________________________________________________________ Version
 (Product Name will appear as the Exhibit B2 Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

                                     Label
                                  Description
                                    of Each
                                    Separate
 Quantity Media Type & Size           Item
 -------- -----------------       -----------
          Disk 3.50 or
 ---
          DAT tape     mm
 ---
          CD-ROM
 ---
          Data cartridge tape
 ---
          TK 70 or     tape
 ---
          Magnetic tape
 ---
          Documentation
 ---
          Other
 ---

PRODUCT DESCRIPTION:

Environment ____________________________________________________________________

DEPOSIT MATERIAL INFORMATION:

Is the media or are any of the files encrypted? Yes / No
If yes, please include any passwords and the decryption tools.

Encryption tool name __________________________________________________ Version

Hardware required ______________________________________________________________

Software required ______________________________________________________________

Other required information _____________________________________________________

I certify for Depositor that the above described Escrow Agent has inspected and accepted the above Deposit Materials have been transmitted to Escrow Agent: materials (any exceptions are noted above):

Signature ___________________________     Signature ___________________________

Print Name __________________________     Print Name __________________________

Date ________________________________     Date Accepted _______________________

                                          Exhibit B2# _________________________
Send materials to: Escrow Agent

                                                                      EXHIBIT B3

                              DESIGNATED CONTACT

                                Account Number


Notices, deposit material returns and
communications to Depositor                        Invoices to Depositor should be
should be addressed to:                            addressed to:

Company Name: _______________________________      ______________________________________
Address: ____________________________________      ______________________________________
         ____________________________________      ______________________________________
         ____________________________________      ______________________________________
Contact: ____________________________________      Contact: _____________________________
Telephone: __________________________________      ______________________________________
Facsimile: __________________________________      P.O.#, if required: __________________

Pursuant to Section 1.6
Verification Contact: _______________________       Telephone: __________________________

Notices and communications to                       Invoices to Preferred Beneficiary
Preferred Beneficiary should be addressed to:       should be addressed to:

Company Name: _______________________________      ______________________________________
Address: ____________________________________      ______________________________________
         ____________________________________      ______________________________________
         ____________________________________      ______________________________________
Contact: ____________________________________      Contact: _____________________________
Telephone: __________________________________      ______________________________________
Facsimile: __________________________________      P.O.#, if required: __________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or
Preferred Beneficiary.

Contracts, Deposit Materials and notices to        Invoice inquiries and fee remittances
Escrow Agent should be addressed to:               to Escrow Agent should be addressed
                                                   to:

Escrow Agent                                       Escrow Agent